UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 11, 2015

Cyan, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35904	20-5862569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1383 N. McDowell Blvd., Suite 300
Petaluma, CA 94954
(Address of principal executive offices, including zip code)
(707) 735-2300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On May 11, 2015, Cyan, Inc., a Delaware corporation (the “Company” or “Cyan”), issued a press release announcing that it had postponed its 2015 Annual Meeting of Stockholders, previously scheduled to be held at 3:00 p.m. Pacific Time, on Thursday, May 21, 2015, at Cyan’s headquarters, 1383 N. McDowell Blvd., Suite 300, Petaluma, California, 94954, in order to combine the Company’s annual meeting with the meeting of the Company’s stockholders required to vote on the proposed merger of Cyan with Ciena Corporation (“Ciena”) that was announced by Cyan on May 4, 2015.
The 2015 Annual Meeting will take place at a date, time and location to be determined. A formal notice setting forth the exact date, time and location of the annual meeting will be included in the registration statement and joint proxy statement/prospectus that Ciena will file with the SEC regarding the proposed merger between Cyan and Ciena.
A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is filed herewith:

Exhibit No.	Description

99.1	Press Release, dated May 11, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyan, Inc.

By:	/s/ Kenneth M. Siegel
	Name:	Kenneth M. Siegel
	Title:	Vice President and General Counsel
Date: May 11, 2015

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 11, 2015.